Exhibit 10.1

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

                              WAIVER AND AGREEMENT

                    Senior Secured Notes and Secondary Notes
                               Due March 31, 2006

                                                   Dated as of December 20, 2001

To the Holders of the Senior Secured
    Notes and Secondary Notes of
    Franklin Electronic Publishers,
    Incorporated Named in the
    Attached Schedule I

Ladies and Gentlemen:

      Reference is made to the Note Purchase Agreement dated as of March 27, 1997 among Franklin Electronic Publishers, Incorporated (the "Company") and each of the Purchasers named in Schedule A thereto (as amended by the First Amendment dated as of April 15, 1999 and the Second Amendment and Consent (the "Second Amendment") dated as of December 7, 1999, the "Note Agreement") pursuant to which the Company issued $40,000,000 aggregate principal amount of its 7.71% Senior Notes due March 31, 2007 (the "Original Notes"). You are referred to herein individually as a "Holder" and collectively as the "Holders." Capitalized terms used and not otherwise defined in this Waiver and Agreement (the "Waiver") shall have the meanings ascribed to them in the Note Agreement.

      Pursuant to the Second Amendment, the Original Notes were replaced with $24,000,000 aggregate principal amount of adjustable rate Senior Secured Notes due March 31, 2006 (the "Notes"). Also, as permitted by the Second Amendment, the Company has issued $404,499.91aggregate principal amount of Secondary Notes in payment of interest.

      The Company is not in compliance with the Interest Coverage and Fixed Charge Ratio covenants contained in Sections 10.8 and 10.9 of the Note Agreement and expects to continue to be in noncompliance with such covenants. The Company has requested that the Holders waive such noncompliance and permit the Company to make certain prepayments under the Note Agreement at par, without a Make-Whole Amount. The Holders are willing to grant such a waiver and accept such prepayment on the terms and conditions herein.

      In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.    WAIVER

      1.1. Waiver of Event of Default. The Holders waive the Default or Event of Default under the Note Agreement resulting from the Company's failure to comply during the fiscal quarters ending September 30, 2001, December 31, 2001 and March 31, 2002 with the Interest Coverage covenant contained in Section 10.8 of the Note Agreement and the Fixed Charge covenant contained in Section 10.9 of the Note Agreement; provided, however, that such waiver shall terminate automatically and without further notice or action by or on behalf of the Holders if the payments required by Section 2 below are not made when due.

      1.2. Limitation on Waiver. This waiver is limited to its terms and shall not constitute a waiver of any other term, condition, representation or covenant under the Note Agreement or any of the other agreements, documents or instruments executed and delivered in connection therewith.

2.    PAYMENTS

      2.1. Prepayment in Full in March, 2002. On or prior to March 31, 2002, the Company will prepay, in cash, one hundred percent (100%) of the unpaid principal amount of the Notes at par, plus accrued interest (without the payment of any Make-Whole Amount or prepayment penalty) and any other obligations with respect to the Note Agreement.

      2.2. Payment of Fees. Immediately upon receipt of a statement therefor, the Company shall pay all reasonable fees and expenses of special counsel to the Holders.

3.    REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

      3.1. Reaffirmation of Note Agreement. The Company reaffirms its agreement to comply with each of the covenants, agreements and provisions of the Note Agreement and the Notes except as expressly modified by this Waiver.

      3.2. Note Agreement. The Company represents and warrants that, subject to the effectiveness of this Waiver, the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except for such changes, facts, transactions and occurrences that have arisen since December 7, 1999 in the ordinary course of business and such other matters as have been previously disclosed in writing by the Company to the Holders.

      3.3. No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.

      3.4. Authorization. The execution, delivery and performance by the Company of this Waiver have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. Each of the


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

Note Agreement and this Waiver constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

      3.5. Consent. The Company has obtained the written consent of the Banks under the New Credit Agreement to the Company's execution and delivery of and performance of its obligations under this Waiver, and no Default or Event of Default will exist or occur with respect to such New Credit Agreement by reason of this Waiver.

4.    EFFECTIVE DATE

      4.1. Consent of Requisite Holders. This Waiver shall become effective upon the execution by the Holders of 100% of the aggregate principal amount of the Notes outstanding.

      4.2. Partial Prepayment in 2001. On or prior to December 31, 2001, the Company shall have prepaid, in cash, (a) eighty percent (80%) of the unpaid principal amount of the Notes at par, plus accrued interest (without the payment of any Make-Whole Amount or prepayment penalty), and (b) one hundred percent (100%) of the unpaid principal amount of the Secondary Notes at par, plus accrued interest (without the payment of any Make-Whole Amount or prepayment penalty). Such prepayment shall be allocated in accordance with the provisions of Section 8.3 of the Note Agreement.

5.    MISCELLANEOUS

      5.1. Ratification. Except to the extent modified hereby, the terms and provisions of the Note Agreement, including the representations and warranties contained therein, shall remain in full force and effect and are ratified, confirmed, remade and approved in all respects as of the date hereof.

      5.2. Binding Effect. This Waiver shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      5.3. Governing Law. This Waiver shall be governed by and construed in accordance with New York law.

      5.4. Counterparts. This Waiver may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

      5.5. Effect of Breach. The Company agrees that a breach of its representations, warranties or obligations hereunder shall be an Event of Default under the Note Agreement.


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

      If you are in agreement with the foregoing, please sign the accompanying counterpart of this Waiver and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company upon satisfaction of the conditions set forth in Section 4 of this Waiver.

                                              FRANKLIN ELECTRONIC PUBLISHERS,
                                                 INCORPORATED


                                              By:    /s/ Gregory J. Winsky
                                                  ------------------------------
                                              Name:  Gregory J. Winsky
                                                   -----------------------------
                                              Title: Executive Vice President
                                                    ----------------------------


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

The foregoing is hereby agreed
to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE
    INSURANCE COMPANY


By:    /s/ David A. Barras
   -------------------------------------
Name:  David A. Barras
     -----------------------------------
Title: Its Authorized Representative
      ----------------------------------


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

JEFFERSON PILOT FINANCIAL
  INSURANCE COMPANY, Successor by
  merger to ALEXANDER HAMILTON
  LIFE INSURANCE COMPANY OF
  AMERICA


By:    /s/  Robert E. Whalen, II
   --------------------------------------
Name:  Robert E. Whalen, II
      -----------------------------------
Title: Vice President
      -----------------------------------


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

PACIFIC LIFE INSURANCE COMPANY


By:    /s/ Cathy Schwartz
   -----------------------------------
Name:  Cathy Schwartz
     ---------------------------------
Title: Assistant Vice President
      --------------------------------


By:    /s/ Peter S. Fiek
   -----------------------------------
Name:  Peter S. Fiek
     ---------------------------------
Title: Assistant Secretary
     ---------------------------------


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

                                   SCHEDULE I

                                                              Outstanding Principal Amount
                                                    ---------------------------------------------
Name of Holder                                      Senior Secured Notes          Secondary Notes
--------------                                      --------------------          ---------------
The Northwestern Mutual Life Insurance Company           $ 5,500,000                $222,474.95
Jefferson Pilot Financial Insurance Company                2,500,000                 101,124.98
Pacific Life Insurance Company                             2,000,000                  80,899.98
                                                         -----------                -----------
         Total                                           $10,000,000                $404,499.91


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